Exhibit (c)(iii)

 Project Kona  Special Committee materials  July 29, 2025  DRAFT  All numbers and references herein are highly preliminary and subject to material refinement  Exhibit (c)(iii)

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Disclaimer  1. Section name  This presentation was prepared by Rothschild & Co US Inc. (“Rothschild & Co”) on a confidential basis for the benefit and internal use of the Special Committee (the “Special Committee”) of the Board of Directors of KORE Group Holdings, Inc. (the “Company” or “Kona”) in the context of the Special Committee’s consideration of the matters described herein.  In creating this presentation, Rothschild & Co has relied upon information that is publicly available or which was provided to Rothschild & Co by or on behalf of the Company’s management, including, without limitation, management operating and financial forecasts or projections. Such information involves numerous significant assumptions and subjective determinations that may or may not be correct. Rothschild & Co has not assumed any responsibility for independent verification of any of such information contained herein, including, but not limited to, any forecasts or projections set forth herein, and Rothschild & Co has relied on such information being complete and accurate in all material respects. Accordingly, no representation or warranty, express or implied, can be made or is made by Rothschild & Co as to the accuracy or completeness of any such information or the achievability of any such forecasts or projections.  Except where otherwise indicated, this presentation speaks as of the date hereof and is necessarily based upon the information available to Rothschild & Co and financial, stock market and other conditions and circumstances existing and disclosed to Rothschild & Co as of the date hereof, all of which are subject to change. Rothschild & Co does not have any obligation to update, bring-down, review or reaffirm this presentation. Under no circumstances should the delivery of this presentation imply that any information or analyses included in this presentation would be the same if made as of any other date. Nothing contained in this presentation is, or shall be relied upon as, a promise or representation as to the past, present or future.  Nothing contained herein shall be deemed to be a recommendation from Rothschild & Co to any party, including without limitation, any security holder of the Company, to enter into any transaction or to take any course of action. By accepting these materials, the Special Committee acknowledges that Rothschild & Co is not in the business of providing (and the Special Committee is not relying on Rothschild & Co for) legal, tax or accounting advice, and the Special Committee should receive (and rely on) separate and qualified legal, tax and accounting advice. These materials do not constitute an offer or solicitation to sell or purchase any securities.  Rothschild & Co is not acting in any capacity as a fiduciary or agent of the Special Committee, the Board of Directors of the Company, the Company or the Company’s security holders.  In the ordinary course of their asset management, merchant banking and other business activities, affiliates of Rothschild & Co may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own accounts or the accounts of their clients in equity, debt or other securities (or related derivative securities) or financial instruments of the Company or any of its affiliates or any other company that may be involved in any transaction.  This presentation is confidential and was not prepared with a view to public disclosure or filing thereof under state or federal securities laws or otherwise. This presentation may not be copied by,  or disclosed or made available to, any person without the prior written consent of Rothschild & Co.  This presentation was not prepared for use by readers not as familiar with the business and affairs of the Company as the Special Committee, and accordingly, Rothschild & Co does not take any responsibility for the accuracy or completeness of any material if used by persons other than the Special Committee.  Rothschild & Co shall not have any liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with this presentation.  2

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Contents  Situation overview  Management LTP  Preliminary valuation perspectives  Appendices  4  9  12  22

 1  Situation overview

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Situation overview  In December 2024, Samoa filed an amended Schedule 13D indicating it intends to evaluate further investment in or a full acquisition of Kona  In May 2025, Rothschild & Co (“R&Co”) began assisting the Special Committee of the Board of Kona ("Special Committee") in its consideration of Kona’s strategic alternatives  For the purposes of evaluating Kona’s business and performing preliminary valuation analysis, the Special Committee instructed R&Co to  use the LTP  R&Co has relied on the LTP for the analyses presented on the subsequent pages of these materials. While certain sensitivity analyses have been performed to assess the impact of changes to key assumptions, these analyses do not fully reflect the broader implications of sustained underperformance relative to the LTP, including potential effects on liquidity or enterprise valuation  Focused on Kona’s operating performance, process dynamics and tactics, Samoa’s competitive position and strategic alternatives  3 During June and July, R&Co and the Special Committee were provided access to Kona’s internal operating and financial information and to  Kona’s Management team for the purposes of reviewing information regarding Kona, its recent performance and its outlook including Management’s long-term plan (“LTP”)  1  2  6  Assumptions for the LTP were based on Management’s current view of business conditions and outlook as of July 2025  The LTP has been reviewed and analyzed by, and discussed with, R&Co and the Special Committee  5 In evaluating the LTP, R&Co has observed the following:  Following the Company’s recent business improvement initiatives, right-sizing actions and leadership transition, Management expects improved top-line growth and margin expansion  The LTP reflects gross margin improvement driven by sales mix and vendor savings and modest growth in operating expenses, delivering operating leverage and improved profitability long-term  The LTP assumes no material changes to the Company’s capital structure or incremental external capital required to fund operations or growth initiatives over the plan period  Situation overview  1  4  5

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Dec ’24 Samoa files an amended 13D indicating it may seek to further invest in  or acquire Kona  Mar ’23 Announces acquisition of Twilio’s IoT business unit  -  2.0x  4.0x  6.0x  8.0x  10.0x  12.0x  -  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $35.00  $40.00  $45.00  Oct-21 Mar-22 Aug-22 Jan-23 Jun-23 Nov-23 Apr-24 Sep-24 Feb-25 Jul-25  Jun ’24  1:5 reverse stock split  Nov ’24 Completes operational restructuring  plan  Dec ’24 NYSE accepts plan to regain compliance with listing standards  Nov ’23 Kona reports strategic investment from Samoa disclosing 12.0% ownership2  Apr ’24  CEO  transition  Feb ’22  Announces acquisition of  Business Mobility Partners & SIMON  Kona historical trading performance  Share price and EV / NTM Adj. EBITDA multiple have declined following the de-SPAC, although  business shows signs of stabilization amidst operational improvements  Sources: Company filings, FactSet (as of July 25, 2025), press releases  Notes:  FDSO includes 17.3m common shares and 2.4m warrants issued to Samoa as of June 18, 2025 and 2.0m RSUs as of July 8, 2025, per Kona Management  Ownership percentage calculated including the 2.4m warrants issued to Samoa  Inclusive of intraday price movements over the past 52 weeks  Stock price ($ actuals)  Historical NTM trading multiple (x)  Kona stock price and NTM Adj. EBITDA multiple since 2021 de-SPAC1 Select data points  Stock price EV / NTM Adj. EBITDA Samoa events Other events Q / K file  d  Share price (July 25, 2025)  $2.50  3-month return  (2%)  6-month return  7%  16.0x  1-year return  (19%)  2-year return  (60%)  14.0x  3-year return  (81%)  Return since de-SPAC  (95%)  Situation overview  1  $2.50  6  7.6x  VWAP  1-month  $2.59  3-month  2.52  6-month  2.47  52-week performance3  High  $4.88  Low 1.10  Historical EV / NTM Adj. EBITDA multiples  Current 7.6x  3-month 7.7x  6-month 7.5x  1-year 7.2x  Since de-SPAC 8.1x

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  -  2.0x  4.0x  6.0x  8.0x  -  Nov-24 Dec-24 Jan-25 Feb-25 Mar-25  Sources: Company filings, FactSet (as of July 25, 2025), press releases  Notes:  $1.00  $3.00  $4.00  Apr-25  May-25  Jun-25  Jul-25  Kona historical trading performance (cont’d)  Share price increased 70% in the following 1 month after Samoa’s amended 13D filing, and  110% since the filing  7.6x  $1.19  Situation overview  1  7  $2.50  $3.22  Dec ’24 Samoa files an amended 13D  indicating it may seek to further invest in or acquire Kona  $2.00  Stock price ($ actuals)  Historical NTM trading multiple (x)  Dec ’24 NYSE accepts plan to regain compliance with listing standards  Unaffected date as of December 17, 2024, the day prior to Samoa’s amended 13D filing  FDSO includes 17.3m common shares and 2.4m warrants issued to Samoa as of June 18, 2025 and 2.0m RSUs as of July 8, 2025, per Kona Management  Inclusive of all intraday price movements following the filing of Samoa’s amended 13D  Kona stock price and NTM Adj. EBITDA multiple since 1 month prior to Samoa’s amended 13D filing1,2 Select data points  Stock price EV / NTM Adj. EBITDA Samoa events Other events Q / K filed  Share price 1 day prior to 13D  $1.19  1 month prior 13D  (40%)  1 day after 13D  (2%)  1 week after 13D  58%  1 month after 13D  70%  3 months after 13D  113%  Return since 13D  110%  VWAP  1 month after 13D  $3.27  3 month after 13D  3.17  6 month after 13D  3.13  Share performance3  High after 13D  $4.88

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Ilustrative share price ($)  $2.50  $1.19  $3.00  $5.00  $7.00  $9.00  $11.00  $13.00  $15.00  Implied premia to:  Current (July 25, 2025) $2.50  -  (52.4%)  20.0%  100.0%  180.0%  260.0%  340.0%  420.0%  500.0%  1-month VWAP $2.59  (3.3%)  (54.0%)  16.0%  93.3%  170.7%  248.0%  325.3%  402.7%  480.0%  3-month VWAP $2.52  (0.9%)  (52.8%)  18.9%  98.2%  177.5%  256.8%  336.1%  415.3%  494.6%  6-month VWAP $2.47  1.0%  (51.9%)  21.2%  102.1%  182.9%  263.7%  344.6%  425.4%  506.2%  52-week high $4.88  (48.8%)  (75.6%)  (38.5%)  2.5%  43.4%  84.4%  125.4%  166.4%  207.4%  52-week low $1.10  127.3%  8.2%  172.7%  354.5%  536.4%  718.2%  900.0%  1,081.8%  1,263.6%  (x) Fully diluted shares outstanding (m)3  19  19  19  19  19  19  19  19  19  Implied equity value  $48  $23  $58  $96  $135  $173  $212  $250  $289  (+) Value of Samoa warrants  $6  $3  $7  $12  $17  $22  $26  $31  $36  Equity value incl. warrants  $54  $26  $65  $108  $151  $195  $238  $281  $325  (+) Net debt4  $283  $283  $283  $283  $283  $283  $283  $283  $283  (+) Preferred stock (at liquidation pref.)5  186  186  186  186  186  186  186  186  186  Implied enterprise value  $523  $495  $534  $577  $621  $664  $707  $751  $794  Memo: implied EV premium  Implied multiples:  -  (5.4%)  2.1%  10.3%  18.6%  26.9%  35.2%  43.5%  51.7%  EV / Adj. EBITDA  LTM (March 31, 2025) $53  9.9x  9.4x  10.1x  10.9x  11.7x  12.6x  13.4x  14.2x  15.0x  25E $63  8.4x  7.9x  8.5x  9.2x  9.9x  10.6x  11.3x  12.0x  12.7x  26E $67  7.8x  7.4x  8.0x  8.6x  9.3x  9.9x  10.6x  11.2x  11.9x  Memo: incremental make-whole to Nov. 2025 ($275m) 6  $83  $86  $82  $77  $72  $67  $62  $58  $53  Memo: implied EV / 2025E EBITDA inclusive of make-whole  9.7x  9.3x  9.8x  10.4x  11.1x  11.7x  12.3x  12.9x  13.5x  $m, unless noted   Current Unaffected2  Kona’s valuation at various stock prices  Sources: Company filings, FactSet (as of July 25, 2025), Kona Management, LTP  Notes:  Transaction assumed to occur prior to November 15, 2025 with current capital structure  Unaffected date as of December 17, 2024, day prior to Samoa’s amended 13D filing  FDSO includes 17.3m common shares as of June 18, 2025 and 2.0m RSUs as of July 8, 2025, per Kona Management  Net debt of $283m as of March 31, 2025  Liquidation preference inclusive of accumulated PIK interest (as of July 25, 2025)  Incremental value calculated vs. July 25, 2025 preferred balance and value of Samoa warrants  Implied valuation at various prices1  8  Situation overview  41

 2  Management LTP

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

2 Management LTP

LTP: review of key plan assumptions

Key assumptions

- **a** Core IoT Connectivity[1] revenue is forecast to grow 2.9% in 2025, reflecting a transitional year with strategic focus on continued improvements to operational efficiency
  - Growth accelerates to 8.3%, 10.4%, 9.7% and 9.7% in 2026 to 2029, respectively, reflecting a return to industry growth rates
- **b** Hardware revenue is held approximately flat throughout the forecast period, as Management prioritizes higher-margin opportunities that support recurring Connectivity revenue
- **c** Gross margin is forecast to improve, with modest improvements in Connectivity (+1% in 2026) and SuperSIM / Carrier+ (+1% in 2026, +1.5% in 2027 and up +0.5% in 2028), reflecting improved vendor pricing with carriers due to higher volumes, while accounting for customer re-rates
- **d** Operating expenses are forecast to grow 2–3% annually, with the anticipated realization of efficiency gains expected to offset the impact of higher revenue
  - Management believes additional cost levers are available should revenue fall short of expectations

Selected KPIs (Management LTP)

EoP total connections (m)


YoY growth (%)
9.1%
11.9%
12.3%
11.6%
12.3%
21.4
24.0
26.9
30.1
33.8
2025E
2026E
2027E
2028E
2029E

ARPU[2]


YoY growth (%)
(9.5%)
(5.2%)
(1.9%)
(2.0%)
(2.0%)
$0.92
$0.87
$0.85
$0.83
$0.82
2025E
2026E
2027E
2028E
2029E

Gross margin %


YoY improvement (bps)
(28)
88
60
41
28
53.6%
54.5%
55.1%
55.5%
55.7%
2025E
2026E
2027E
2028E
2029E

Sources: Kona Management, LTP

Notes:

1. Core IoT Connectivity revenue recategorized to include Connectivity, SuperSIM / Carrier+ and SIMs. 2025E includes segments designated by Kona Management as non-core (incl. CEaaS, PaaS and Vital); 2026E incl. $0.7m of CEaaS revenue
2. ARPU = (IoT Connectivity Revenue / 12) / Average IoT Connectivity Connections. IoT Connectivity includes SIM, SuperSIM / Carrier+, CEaaS, PaaS and Vital

10

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Summary of LTP  Sources: Kona Management, LTP  Notes:  1. Other tax deductible expenses include integration-related costs and other one-time items  Average Connections and ARPU based on IoT Connectivity include SuperSIM / Carrier+, SIMs, CEaaS, PaaS and Vital offerings  ARPU = (IoT Connectivity Revenue / 12) / Average IoT Connectivity Connections. IoT Connectivity includes SIM, SuperSIM / Carrier+, CEaaS, PaaS and Vital  11  Management LTP  2   CAGR   $m, unless noted 2022A 2023A 2024A  2025E 2026E 2027E 2028E 2029E  '22-'25 '25-'29  Connectivity $158 $161 $166  Super SIM / Carrier+ - 21 40  SIMs 4 4 6  Total IoT Connectivity 163 186 212  Total IoT Solutions 79 62 50  Non-core 26 28 25  $162 $170 $186 $203 $222  48 58 66 74 82  8 8 8 9 9  218 236 260 285 313  59 59 58 59 60  14 1 - - -  1% 8%  n.m. 14%  20% 5%  10% 10%  (10%) 1%  (19%) (100%)  Revenue $268 $277 $286  % growth 8% 3% 3%  $290 $295 $318 $344 $373 3% 7%  1% 2% 8% 8% 8%  Gross profit $137 $146 $154  % margin 51% 53% 54%  $155 $161 $175 $191 $208 4% 8%  54% 54% 55% 55% 56%  Adj. EBITDA $63 $56 $53  % margin 23% 20% 19%  $63 $67 $78 $90 $103 (0%) 13%  22% 23% 24% 26% 28%  (-) One-time items1  (-) Stock-based compensation (tax deductible) (-) Tax D&A  ($15) ($2) ($2) - -  (1) (2) (3) (4) (4)  (36) (35) (23) (22) (22)  EBIT  % margin  $10 $28 $49 $63 $77 66%  4% 9% 15% 18% 21%  Memo:  Average connections (m)2 18.7  ARPU2,3 $1.01  CapEx (13)  20.5 22.7 25.5 28.5 31.9 12%  $0.92 $0.87 $0.85 $0.83 $0.82 (3%)  (10) (10) (9) (10) (10) (0%)

 3  Preliminary valuation perspectives

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Overview of preliminary valuation methodologies and other references  Preliminary valuation perspectives  3  Selected public company analysis  Selected publicly-traded companies in the IoT Solutions sector  Selected precedent acquisition transactions in the IoT Solutions sector  Selected precedent transactions analysis  Analysis of LTP as approved by the Special Committee  Valuation date as of December 31, 2025  Terminal multiple range of 8.0x – 10.0x  Weighted average cost of capital (WACC) of 13.0 – 17.0%  Illustrative discounted cash flow analysis  Other references  Premia paid  analysis  Analysis of observed premia to unaffected stock price in all-cash going private transactions and acquisitions  □ Going-private transactions include U.S. targets with transaction enterprise values above $250m since 2017  Other metrics  Kona 52-week stock trading range  Equity research analysts stock price targets  13

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  WACC  8.0x  8.5x  9.0x  9.5x  10.0x  8.0x  8.5x  9.0x  9.5x  10.0x  8.0x  8.5x  9.0x  9.5x  10.0x  13.0%  $707  $742  $776  $810  $845  78%  79%  80%  81%  81%  $7.76  $9.54  $11.33  $13.11  $14.89  14.0%  686  719  752  785  818  77%  78%  79%  80%  81%  6.63  8.35  10.07  11.79  13.52  15.0%  665  697  729  761  793  77%  78%  79%  80%  81%  5.54  7.21  8.87  10.53  12.20  16.0%  645  676  706  737  768  77%  78%  79%  80%  80%  4.51  6.11  7.72  9.32  10.93  17.0%  625  655  685  715  745  76%  78%  78%  79%  80%  3.51  5.06  6.61  8.16  9.71  Implied share price  at terminal multiple of 6  Enterprise value ($m) at terminal multiple of 6  PV of terminal value as % of EV at terminal multiple of 6  Illustrative discounted cash flow analysis  14  Sources: Company filings, Kona Management, LTP  Notes:  Unlevered cash flow line items based on LTP  2029E revenue growth rate applied to terminal revenue and Adj. EBITDA margin held flat  Per Kona Management, other tax deductible expenses include acquisition costs, integration-related costs and other one-time items  40% of SBC is tax-deductible per Kona Management. SBC treated as cash expense  25% tax rate per LTP  Valuation date assumed as of December 31, 2025. FDSO includes 17.3m common shares and 2.4m warrants issued to Samoa as of June 18, 2025 and 2.0m RSUs as of July 8, 2025, preferred stock valued at liquidation value of 1.8x MOIC ($275m), senior secured note valued at principal balance as of March 31, 2025 ($188m), backstop notes valued at principal value as of March 31, 2025 ($120m), cash balance as of March 31, 2025 ($20m), all per Kona Management and company filings  2  Projected cash flows1  $m 2026E 2027E 2028E 2029E  Terminal period  Total revenue $295 $318 $344 $373  $405  % growth 1.9% 7.6% 8.3% 8.4%  8.4%  Adj. EBITDA $67 $78 $90 $103  $112  % margin 22.7% 24.4% 26.1% 27.7%  (-) One-time items 3 (2) (2) - -  (-) Stock-based compensation (tax deductible)4 (2) (3) (4) (4)  (-) Tax D&A (35) (23) (22) (22)  27.7%  - (4)  (10)  EBIT $28 $49 $63 $77  $98  (-) Tax at 25% rate 5 (7) (12) (16) (19)  (24)  NOPAT $21 $37 $48 $58  $73  (+) Tax D&A 35 23 22 22  (-) Stock-based compensation (non-tax deductible)4 (3) (5) (6) (6)  (-) CapEx (10) (9) (10) (10)  (+/-) Source / (use) of NWC (0) (1) (1) (1)  10  (6)  (10)  (1)  Unlevered FCF $43 $45 $53 $62  $66  Preliminary valuation perspectives  3

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  $5.01  $7.22  $8.02  $3.49  $10.98  $10.37  $9.26  $11.38  Illustrative discounted cash flow analysis sensitivity  DCF sensitivity to various operating assumptions  15  Implied per-share midpoint DCF range1  LTP assumption  Item  Sources: Company filings, Kona Management, LTP  Notes:  Sensitivity analyses vs. LTP. Valuation date assumed as of December 31, 2025. FDSO includes 17.3m common shares and 2.4m warrants issued to Samoa as of June 18, 2025 and 2.0m RSUs as of July 8, 2025 per Kona Management. Assumes WACC of 15.0% and terminal multiple midpoint of 9.0x  2025E to 2029E CAGR  53.6% represents 2025E LTP gross margin and 56.7% represents 2029E LTP gross margin +1%  Represents 2026E margin  Sensitivity range  Avg. connections  (% CAGR)2  Average connections reach 31.9m by 2029  2025-2029 CAGR of 12%  9%  13%  12%  IoT Solutions (% CAGR)  IoT Solutions has ~1% CAGR across 2025 to 2029  (5%)  5%  1%  Gross margin (% +/-)  Gross margin increases from 53.6% in 2025 to 55.7% in 2029  53.6%3  56.7%3  55.7%  Adj. EBITDA margin increases from 21.6% in 2025 to 27.7% in 2029  Terminal Adj. EBITDA  margin  22.7%4  30%  27.7%  TMM Base DCF midpoint: $8.87  Preliminary valuation perspectives  3

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  $m, unless noted1, 2  price ($)  high  cap  value  2025E  2026E  2025E  2026E  2025E  2026E  2025E  2026E  Kona LTP  $2.50  51.2%  $54  $523  1.8x  1.8x  8.4x  7.8x  1.4%  1.9%  21.6%  22.7%  Kona consensus  $2.50  51.2%  $54  $523  1.8x  1.7x  8.1x  7.2x  2.6%  6.7%  22.0%  23.3%  IoT Solutions  Digi  $33.54  90.5%  $1,298  $1,343  3.1x  3.0x  12.8x  12.3x  1.0%  3.6%  24.5%  24.7%  Powerfleet 3  4.57  52.5%  617  842  2.0x  1.8x  8.7x  6.6x  14.1%  11.7%  23.3%  27.8%  Ituran  40.70  89.6%  810  762  2.2x  2.1x  7.7x  7.3x  4.4%  5.7%  28.1%  28.2%  Mean  2.4x  2.3x  9.8x  8.7x  6.5%  7.0%  25.3%  26.9%  Median  2.2x  2.1x  8.7x  7.3x  4.4%  5.7%  24.5%  27.8%  Share  %52w  Market  Enterprise  EV / Revenue  EV / Adj. EBITDA  Revenue growth  Adj. EBITDA margin  Selected public company analysis  Sources: Company filings, FactSet (as of July 25, 2025), Kona Management, LTP  Notes:  Metrics based on median consensus estimate  Digi and Powerfleet financials calendarized to Kona’s fiscal year ending December 31  Powerfleet pro-forma financials include the acquisition of MiX Telematics in October 2023 and Fleet Complete in September 2024  16  Preliminary valuation perspectives  3

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  -  4.0x  8.0x  12.0x  16.0x  20.0x  Jul-15  Jul-17  Jul-19  Jul-21  Jul-23  Jul-25  Selected public company analysis: valuation over time  EV / NTM EBITDA (L10Y)  17  Sources: Company filings, FactSet (as of July 25, 2025), Kona Management  Note:  1. Kona since 2021 de-SPAC  Kona1 IoT Solutions  Preliminary valuation perspectives  3   Average EV / NTM Adj. EBITDA since July 2015   10yr  5yr  4yr  3yr  2yr  1yr  Kona1  n.a  n.a.  8.1x  7.2x  7.0x  7.2x  IoT Solutions  Digi  10.0x  12.1x  12.4x  12.6x  11.4x  11.7x  Powerfleet  15.4x  12.8x  12.0x  10.7x  10.2x  8.6x  9.0x  7.6x  Ituran  6.8x  5.6x  5.4x  5.2x  5.3x  6.0x  Mean  10.7x  10.2x  9.9x  9.5x  9.0x  8.8x

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Target  Acquiror  EV ($m)3  $200  $52  $126  $1,246  $375  $1,134  $86  $137  $1,034  Date  Sep-24  Sep-24  Oct-23  Aug-22  May-21  Apr-21  Apr-19  Mar-19  Jan-19  7.8x  2.1x  17.7x  8.0x  18.7x  6.8x  3.9x  40.9x  9.2x  22.9x  16.2x  10.0x  12.7x  Selected precedent transactions  Sources: Company filings, press releases  Notes:  Calculated using reported synergies where available  Acquisition completed under the name I.D. Systems (rebranded as Powerfleet on October 3, 2019)  3. Shown in US$m, converted at announcement date  EV / LTM Adj. EBITDA multiples of select IoT Solutions sector transactions since 2019  18  (Telematics)  2  Value of synergies  15.7x  12.7x  8.9x  7.9x  Gross mean: 15.7x Gross median: 12.7x  Synergized mean: 8.91 Synergized median: 7.9x1  Preliminary valuation perspectives  3

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Illustrative PV of Kona future share value  Share price sensitivity at trading multiple between 8 – 12x and cost of equity of 15 – 20%  Sources: Bloomberg, company filings, FactSet (as of July 25, 2025), Kona Management, LTP  Notes:  1. Illustrative share prices based on FDSO including 17.3m common shares as of June 18, 2025 and  2.0m RSUs as of July 8, 2025, per Kona Management  2. Assumes current capital structure (as of March 31, 2025) and cost of equity 15 - 20%  Accounts for total capital returned to Samoa includes preferred stock (valued at liquidation preference inclusive of accumulated PIK interest), value of warrants and incremental amount to minimum MOIC (where applicable)  Cost of equity held at 17.5%  NPV of future share value1,2,3  9.0x  8.0x  EV / NTM Adj. EBITDA4:  11.0x 10.0x  12.0x  19  Preliminary valuation perspectives  3  n.m.  $1.99  $4.98  $6.95  $2.20  $5.19  $8.72  $10.66  $5.37  $8.43  $12.12  $13.77  $8.59  $11.65  $15.14  $16.67  $2.50  $11.81  $14.86  $18.00  $19.50  -  $5.00  $10.00  $15.00  $20.00  Current  2025E  2026E  2027E  2028E  Ke  8.0x  9.0x  10.0x  11.0x  12.0x  15.0%  n.m.  $2.22  $5.42  $8.67  $11.92  17.5%  n.m.  2.20  5.37  8.59  11.81  20.0%  n.m.  2.18  5.32  8.51  11.70  Ke  8.0x  9.0x  10.0x  11.0x  12.0x  15.0%  $2.05  $5.35  $8.70  $12.02  $15.33  17.5%  1.99  5.19  8.43  11.65  14.86  20.0%  1.93  5.04  8.18  11.30  14.42  Ke  8.0x  9.0x  10.0x  11.0x  12.0x  15.0%  $5.24  $9.19  $12.77  $15.95  $18.97  17.5%  4.98  8.72  12.12  15.14  18.00  20.0%  4.73  8.28  11.51  14.38  17.11  Ke  8.0x  9.0x  10.0x  11.0x  12.0x  15.0%  $7.48  $11.48  $14.83  $17.95  $21.00  17.5%  6.95  10.66  13.77  16.67  19.50  20.0%  6.47  9.92  12.81  15.51  18.14  Implied PV of '25E share price at illustrative trading multiple of  Implied PV of '26E share price at illustrative trading multiple of  Implied PV of '27E share price at illustrative trading multiple of  Implied PV of '28E share price at illustrative trading multiple of

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

3 Preliminary valuation perspectives

Illustrative PV of Kona future share value (cont'd)

2025-2029 Revenue CAGR sensitivity from 3 to 8% for 2026E, 2027E and 2028E

Assumptions[1,2]

Summary assumptions:

1. EBITDA margins consistent with prior scenario
2. Cost of equity held at 17.5% (midpoint of sensitivity range)
3. Exit multiple range of 8 – 12x NTM adj. EBITDA
4. LTP assumes revenue CAGR of 7%

2026E[1,2]

Revenue CAGR ('25-'29)	Implied PV of '26E share price at illustrative trading multiple of				
	8.0x	9.0x	10.0x	11.0x	12.0x
3%	$0.42	$3.28	$6.30	$9.29	$12.29
4%	0.86	3.81	6.90	9.96	13.01
5%	1.31	4.36	7.50	10.63	13.74
6%	1.75	4.91	8.12	11.30	14.48
7%	1.99	5.19	8.43	11.65	14.86
8%	2.44	5.75	9.06	12.34	15.61

2027E[1,2]

Revenue CAGR ('25-'29)	Implied PV of '27E share price at illustrative trading multiple of				
	8.0x	9.0x	10.0x	11.0x	12.0x
3%	$1.91	$5.82	$8.95	$11.90	$14.62
4%	2.95	6.63	9.83	12.87	15.56
5%	3.80	7.45	10.73	13.77	16.52
6%	4.59	8.29	11.64	14.67	17.50
7%	4.98	8.72	12.12	15.14	18.00
8%	5.73	9.58	13.06	16.06	19.01

2028E[1,2]

Revenue CAGR ('25-'29)	Implied PV of '28E share price at illustrative trading multiple of				
	8.0x	9.0x	10.0x	11.0x	12.0x
3%	$2.97	$7.23	$10.07	$12.64	$15.13
4%	4.38	8.18	11.09	13.75	16.33
5%	5.48	9.15	12.13	14.89	17.57
6%	6.46	10.15	13.21	16.06	18.84
7%	6.95	10.66	13.77	16.67	19.50
8%	7.89	11.69	14.89	17.90	20.83

Sources: Bloomberg, company filings, FactSet (as of July 25, 2025), LTP, Kona Management

Notes:

1. Illustrative share prices based on FDSO including 17.3m common shares as of June 18, 2025 and 2.0m RSUs as of July 8, 2025, per Kona Management
2. Accounts for total capital returned to Samoa includes preferred stock (valued at liquidation preference inclusive of accumulated PIK interest), value of warrants and incremental amount to minimum MOIC (where applicable)

20

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Share price premium 1-day  19.5%  31.8%  44.8%  54.1%  94.4%  25th percentile  Median  Mean  75th percentile 90th percentile  Premiums paid analysis  Share price premium 1-month  Source: Refinitiv  Note: Analysis includes 152 going-private transactions since 2017 with EV values greater than $250m, excludes target businesses in financial services, real estate, energy, biotechnology and pharmaceutical sectors  21  23.2%  37.0%  42.7%  57.1%  81.1%  25th percentile  Median  Mean  75th percentile 90th percentile  Preliminary valuation perspectives  3

 Appendices

 Appendix  A  Additional valuation support

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  4%  9%  1%  1%  5%  27%  18%  n.a.  24%  19%  7%  4%  2%  1%  3%  8%  1%  12%  5%  6%  48%  52%  73%  60%  54%  8%  24%  n.a.  9%  (8%)  24  Selected public company analysis: operational benchmarking  Historical financials1   2022A – 2024A 2022A – 2024A 2024A 2022A – 2024A 2024A 2024A   3% | 4%  6% | 6%  56% | 58%  9% | 14%  24% | 23%  2% | 3%  Gross profit CAGR Gross profit margin Adj. EBITDA CAGR Adj. EBITDA margin  CapEx % of sales  Revenue CAGR  Solutions only  2  Sources: Company filings, Kona Management  Notes:  Digi and Powerfleet financials calendarized to Kona’s fiscal year ending December 31  Pro-forma for MiX Telematics (acquired October 2023) excluding Fleet Complete (acquired September 2024)  Additional valuation support  A

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Additional reference points: acquired IoT providers  Historical financials1  Sources: Company filings, press releases  Notes:  Calendarized to Kona’s fiscal year ending December 31; margins and CapEx % sales based on final year of public reporting  EV / adj. LTM EBITDA  Filed for Ch. 11 bankruptcy in June 2024  (2021A – 2023A)  Acquired by Powerfleet in October 2023 for 3.9x2  (2021A – 2024A)  Acquired by GI Partners in September 2021 for 22.9x2  (2018A – 2020A)  Revenue CAGR  CapEx % of sales  Additional valuation support  A  25  7%  1%  (2%)  %)  Gross profit CAGR  Gross profit margin  Adj. EBITDA CAGR  Adj. EBITDA Margin  5%  3%  (6%)  63%  68%  37%  (11%)  (2  (25%)  20%  35%  6%  14%  12%  4%

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  5%  13%  8%  3%  5%  2%  n.a.  58%  n.a.  62%  56%  54%  7%  42%  n.a.  4%  17%  12%  28%  23%  n.a.  25%  22%  22%  n.a.  7%  n.a.  1%  3%  4%  Kona  Consensus  LTP  26  Sources: Company filings, FactSet (as of July 25, 2025), Kona Management, LTP, Wall Street research  Notes:  1. Digi and Powerfleet financials calendarized to Kona’s fiscal year ending December 31  2. Pro-forma for MiX Telematics (acquired October 2023) and Fleet Complete (acquired September 2024)  Additional valuation support  A  Selected public company analysis: operational benchmarking  Forward financials1   2024A – 2026E 2025E 2024A – 2026E 2025E 2025E   Gross profit margin Adj. EBITDA CAGR Adj. EBITDA margin  CapEx % of sales  Revenue CAGR  7% | 7%  60% | 60%  7% | 18%  25% | 25%  4% | 4%  2  Solutions only

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  -  57%  43%  -  -  -  < $1.5  $1.5 - 2.5  $2.5 - 3.5  $3.5 - 4.5  $4.5 - 5.5  $5.5+  8%  28%  22%  42%  -  -  < $1.5 $1.5 - 2.5 $2.5 - 3.5 $3.5 - 4.5  Sources: FactSet (as of July 25, 2025), Kona Management  Note:  $4.5 - 5.5  $5.5+  3%  19%  26%  28%  16%  8%  < $1.5  $1.5 - 2.5  $2.5 - 3.5  $3.5 - 4.5  $4.5 - 5.5  $5.5+  Last 90 days Last 6 months  Last 1 year  Last 2 years  1. Represents shares traded as a % of average basic shares outstanding over given period  VWAP: $2.52  VWAP: $2.47  ADTV (in millions / day): 0.01  % of  VWAP: $2.96  ADTV (in millions / day): 0.07  % of  VWAP: $2.43  ADTV (in millions / day): 0.05  % of  S/O1  S/O1  3%  0% 2%  ADTV (in millions / day): 0.02  % of  0%  0%  0%  S/O1  S/O1  Total % of S/O:  5%  Total % of S/O:  12%  Total % of S/O: 97%  Total % of S/O: 257%  5%  0% 7%  0%  0%  0%  22%  8% 27%  41%  0%  0%  67%  9% 49%  72%  41%  20%  Historical trading volume analysis  Largest number of shares traded between $2.50 – $4.50 over the last year  Additional valuation support  A  27  -  40%  60%  -  -  -  < $1.5  $1.5 - 2.5  $2.5 - 3.5  $3.5 - 4.5  $4.5 - 5.5  $5.5+

 Appendix  B  Other supporting materials

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

B Other supporting materials

Existing capital structure overview

Balance sheet as of March 31, 2025

Capitalization overview ($m)

	Mar-25	Interest rate	Maturity	Net leverage
$25m WhiteHorse senior secured revolver	–	S+650	11/15/2028	
$185m WhiteHorse senior secured term loan[1]	183	S+650	11/15/2028	2.6x
$120m Convertible backstop notes	120	5.50%	9/30/2028	
Total debt	**$303**			**4.6x**
$153m Series A-1 preferred[2]	186	13.0%	11/15/2033	
Total debt and preferred	**$489**			**7.7x**
Cash and cash equivalents	(20)			
Net debt incl. preferred	**$469**			
Market capitalization (based on $2.50 stock price)[3]	54			
Total capitalization	**$523**			
LTM Credit Agreement EBITDA[4]	**$61**			

Liquidation value increases to $275m (1.8x par) following November 15, 2025

Credit metrics	
Gross leverage	5.0x
Gross leverage (including preferred equity)	8.0x
1st lien net leverage[5]	2.6x
Net leverage	4.6x
Net leverage (including preferred equity)	7.7x

Liquidity analysis	
$25m Senior Secured RCF	$25
(-) Amount outstanding	–
Facility available	**$25**
(+) Cash and cash equivalents	20
Total liquidity	**$45**

Sources: Company filings, FactSet (as of July 25, 2025), Kona Management

Notes:
1. Term loan has a 1% prepayment premium prior to November 9, 2025
2. Valued at liquidation preference inclusive of accumulated PIK interest (as of July 25, 2025)
3. FDSO includes 17.3m common shares and 2.4m warrants issued to Samoa as of June 18, 2025 and 2.0m RSUs as of July 8, 2025, per Kona Management
4. Q1 2025 LTM Credit Agreement EBITDA per Kona Management inclusive of pro-forma adjustments
5. Includes senior secured term loan and revolver

29

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Amelia  25%  Samoa 12%  Individual 7%  Active 22%  Passive  20%  Overview of top 10 shareholders  Investor details  Holding  Shareholder  Type  % BSO incl.  Samoa warrants1  % BSO  Amelia Active 25% 28%  Samoa Active 12% -  Corient Private Wealth LLC Passive 11% 12%  Koch Industries (Investment Management) Active 10% 12%  Cerberus Active 7% 8%  Twilio, Inc Passive 5% 6%  Terrdian CCPC 2 Individual 5% 6%  Goldman Sachs & Co LLC (Private Banking) Active 5% 5%  Dotmar Investments Ltd Passive 4% 5%  Jared Deith3 Individual 2% 3%  Top 10 shareholders 86% 84%  % of BSO (incl. Samoa warrants)1  Kona shareholder base  Samoa and Amelia collectively own ~37% of Kona’s basic shares outstanding, assuming Samoa  chooses to exercise its warrants1  Sources: Bloomberg, company filings, Kona Management  Notes:  1. 17.3m common shares outstanding and 2.4m warrants issued to Samoa, per Kona Management  Terence Jarman, former Chairman of Kona, is President of Terrdian CCPC  Jared Deith is the current CRO at Kona  Other supporting materials  B  Upon exercise of the Samoa warrants, Amelia and Samoa collectively hold ~37% of basic shares outstanding  30